UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 31, 2013

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last

report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to Article 5(c) of the Articles of Incorporation, as amended (the “Prior Articles”), of Quaker Chemical Corporation (the “Company”) and the Pennsylvania Business Corporation Law, on July 31, 2013, the Board of Directors (the “Board”) of the Company authorized a reduction in the number of authorized shares of Series B Preferred Stock from 500,000 shares to zero. The 500,000 shares that had been previously established and designated by the Board as Series B Preferred Stock will continue as part of the aggregate number of shares of all classes and series of Preferred Stock that the Company is authorized to issue. In connection with this, the Board authorized an amendment of the Prior Articles to remove all references to Series B Preferred Stock. This amendment, which was effective July 31, 2013, is reflected in the Conformed Amended Articles of Incorporation of the Company (the “Restated Articles”), which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Restated Articles is qualified in its entirety by reference to such Exhibit.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is included as part of this report:

Exhibit No.

3.1	Conformed Amended Articles of Incorporation of Quaker Chemical Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: July 31, 2013	By:	/s/ MARGARET M. LOEBL
MARGARET M. LOEBL Vice President, Chief Financial Officer and Treasurer